Allegiant Q1 2017 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2017
FINANCIAL RESULTS
First Quarter 2017 Fully Diluted Earnings per Share of $2.50

LAS VEGAS. April 25, 2017 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2017, as well as comparisons to the prior year:

	Three Months Ended March 31,
Unaudited	2017	2016	Change
Total operating revenue (millions)	$375.8	$348.6	7.8%
Operating income (millions)	$72.9	$121.1	(39.8)%
Net income (millions)	$41.6	$72.0	(42.2)%
Diluted earnings per share	$2.50	$4.29	(41.7)%
Return on capital employed*	19.6%	25.3%
* - see appendix for calculation

“We had another profitable quarter - our 57th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "Our transition to an all-Airbus fleet is underway and, so far, on schedule. One-time expenses associated with this transition will be lumpy, most of which will occur from now through the summer of 2018. By the end of this year we expect to have 60 percent of the transition complete, or a fleet of 51 Airbus aircraft. We should be finished with this effort and out of the MD-80 by the end of 2019.

"The first quarter is always a busy time for our team. Thank you to our team members whose hard work and dedication produced these excellent results."

Notable highlights

•	New Chief Marketing Officer - Announced Ponder Harrison as new executive vice president & chief marketing officer

•	Network growth - As of March 31, 2017 the company is operating 358 routes versus 298 at the same time last year

•	New routes - Announced 23 new routes expected to begin in the second quarter of 2017

◦	Includes new city of Louisville, Kentucky

◦	Expansion of Destin/Ft. Walton Beach, Florida into a seasonal base

•	MD-80 bases - Expect to only have MD-80s in Sanford/Orlando, Florida and Las Vegas, Nevada by the end of 2017

Allegiant Q1 2017 Earnings

•	Shareholder returns - $14.2 million was returned through a combination of the recurring dividend paid in March 2017 and open market share repurchases during the quarter. The company:

◦	Will pay a dividend of $0.70 per share on June 2, 2017 to shareholders of record as of May 19, 2017

◦	Has $86.8 million of share repurchase authority remaining as of April 25, 2017

First quarter 2017 revenue

•	TRASM results - First quarter TRASM decreased 4.4 percent

◦	Impact of Easter shift into April this year cost the quarter 1.5 percentage points of TRASM

◦	Impact of weather and irregular operations resulted in a decrease of a half percentage point of TRASM

•	New markets (markets operating less than one year) were approximately twelve percent of ASMs for the first quarter which is similar to last year

Second quarter 2017 revenue trends

•	TRASM guidance - Second quarter TRASM is expected to increase between 1.5 and 3.5 percent versus the second quarter last year

◦	Easter shift to second quarter is expected to add 1.5 percentage points of TRASM in the second quarter

◦	New markets (markets operating less than one year) are expected to be almost fourteen percent of ASMs for the second quarter, which is approximately the same amount as last year

First quarter cost trends

•	First quarter CASM ex fuel increased 11.6 percent versus the same period last year driven by:

◦	New pilot agreement - Added eight percentage points

◦	Elimination of the credit card surcharge - Added two percentage points

▪	In January 2017, we discontinued our credit card surcharge, which was applied as a reduction to sales and marketing expense

◦	Incremental stock compensation grants to executives - Added one percentage point

▪
Incremental stock compensation expense which included retention grants issued in Nov. 2016 and grants issued to both our new president and executive vice president & chief marketing officer as part of their employment agreements

Second quarter 2017 cost trends

•	Second quarter 2017 CASM ex fuel is expected to increase between thirteen and fifteen percent versus the same period last year, driven by:

◦	New pilot agreement - Expected to add six percentage points

◦	Elimination of credit card surcharge - Expected to add three percentage points

◦	Incremental stock compensation grants to executives - Expected to add one percentage point

◦	MD-80 retirement - The pulling forward of two retirements is expected to add a half percentage point due to write downs

Full year 2017 cost trends

•	Full year 2017 CASM ex fuel is expected to increase between nine and twelve percent, higher than prior guidance, driven by:

◦	New pilot agreement - Expected to add seven percentage points

◦	Elimination of credit card surcharge - Expected to add three percentage points

◦	Reduced ASM projections - Expected to add one percentage point

*	Earlier than planned MD-80 retirements

*	Lower MD-80 utilization in the second half of the year to minimize excess crew training

*	Shifting international flying to 2018

◦	Incremental stock compensation grants to executives - Expected to add one percentage point

Allegiant Q1 2017 Earnings

•	Maintenance and repairs expense is expected to be between $100 and $110 thousand per in-service aircraft per month for full year 2017, higher than prior guidance

◦	Increase is due to more expensive parts, repairs and increased line maintenance costs

•	Total ownership expense per aircraft per month - Full year 2017 ownership expense per in service aircraft per month is expected to remain between $125 and $135 thousand, consistent with prior guidance

Balance sheet activity and full year 2017 trends

•	Full year CAPEX guidance (Excluding Airbus deferred heavy maintenance) is expected to be $521 million, consistent with prior guidance

•	Raised $22 million in debt proceeds during the first quarter

◦	Currently have eight unencumbered Airbus aircraft

Guidance, subject to revision

2Q17
Estimated TRASM year-over-year change		1.5 to 3.5%

Fixed fee and other revenue guidance		2Q17
Fixed fee and other revenue (millions)		$16 to $18

Capacity guidance
System	2Q17	3Q17	FY17
Departure year-over-year growth	14 to 18%	4 to 8%
ASM year-over-year growth	11 to 15%	3 to 7%	8 to 11%
Scheduled
Departure year-over-year growth	14 to 18%	4 to 8%
ASM year-over-year growth	11 to 15%	3 to 7%	8 to 11%

Cost guidance	2Q17		FY17
CASM ex fuel* – year-over-year change	13 to 15%		9 to 12%

CAPEX guidance			FY17
Capital expenditures (millions)			$521
Capitalized Airbus deferred heavy maintenance (millions) **			$30
* - CASM ex fuel – cost per available seat mile excluding fuel expense
** - Not included in capital expenditure total

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q17	2Q17	YE17
MD-80 (166 seats)	47	44	38
757 (215 seats)	2	2	—
A319 (156 seats)	19	20	22
A320 (177/186 seats)	17	19	29
Total	85	85	89
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Q1 2017 Earnings

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, April 25, 2017 to discuss its first quarter 2017 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2017 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure  destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms, rental cars and attraction tickets. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to over 80 aircraft and more than 300 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$212,097	$201,606	5.2
Ancillary revenue:
Air-related charges	131,565	120,929	8.8
Third party products	12,742	11,258	13.2
Total ancillary revenue	144,307	132,187	9.2
Fixed fee contract revenue	11,259	6,800	65.6
Other revenue	8,174	8,022	1.9
Total operating revenue	375,837	348,615	7.8
OPERATING EXPENSES:
Aircraft fuel	84,662	53,659	57.8
Salary and benefits	96,298	69,208	39.1
Station operations	31,832	30,734	3.6
Maintenance and repairs	30,095	26,492	13.6
Depreciation and amortization	30,549	24,685	23.8
Sales and marketing	9,998	5,808	72.1
Aircraft lease rentals	164	233	(29.6)
Other	19,351	16,670	16.1
Total operating expense	302,949	227,489	33.2
OPERATING INCOME	72,888	121,126	(39.8)
OTHER (INCOME) EXPENSE:
Interest income	(1,264)	(612)	106.5
Interest expense	8,401	7,239	16.1
Other, net	(360)	(363)	(0.8)
Total other (income) expense	6,777	6,264	8.2
INCOME BEFORE INCOME TAXES	66,111	114,862	(42.4)
PROVISION FOR INCOME TAXES	24,479	42,882	(42.9)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$41,632	$71,980	(42.2)
Earnings per share to common shareholders (1):
Basic	$2.50	$4.29	(41.7)
Diluted	$2.50	$4.29	(41.7)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,382	16,678	(1.8)
Diluted	16,404	16,699	(1.8)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended March 31,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,881,248	2,592,907	11.1
Revenue passenger miles (RPMs) (thousands)	2,708,498	2,520,149	7.5
Available seat miles (ASMs) (thousands)	3,376,837	3,001,384	12.5
Load factor	80.2%	84.0%	(3.8)
Operating expense per ASM (CASM) (cents)	8.97	7.58	18.3
Fuel expense per ASM (cents)	2.51	1.79	40.2
Operating CASM, excluding fuel (cents)	6.46	5.79	11.6
ASMs per gallon of fuel	72.1	72.3	(0.3)
Departures	22,295	18,918	17.9
Block hours	53,193	46,270	15.0
Average stage length (miles)	903	935	(3.4)
Average number of operating aircraft during period	84.7	82.2	3.0
Average block hours per aircraft per day	7.0	6.2	12.9
Full-time equivalent employees at end of period	3,536	3,029	16.7
Fuel gallons consumed (thousands)	46,850	41,523	12.8
Average fuel cost per gallon	$1.81	$1.29	40.3
Scheduled service statistics:
Passengers	2,845,480	2,567,309	10.8
Revenue passenger miles (RPMs) (thousands)	2,661,934	2,483,553	7.2
Available seat miles (ASMs) (thousands)	3,237,164	2,897,951	11.7
Load factor	82.2%	85.7%	(3.5)
Departures	21,248	18,175	16.9
Block hours	50,876	44,563	14.2
Total scheduled service revenue per ASM (TRASM)** (cents)	11.01	11.52	(4.4)
Average fare - scheduled service	$74.54	$78.53	(5.1)
Average fare - ancillary air-related charges	$46.24	$47.10	(1.8)
Average fare - ancillary third party products	$4.48	$4.39	2.1
Average fare - total	$125.26	$130.02	(3.7)
Average stage length (miles)	908	940	(3.4)
Fuel gallons consumed (thousands)	44,892	40,154	11.8
Average fuel cost per gallon	$1.80	$1.29	39.5
Percent of sales through website during period	95.1%	94.3%	0.8

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Summary Balance Sheet

(millions)	3/31/2017	12/31/2016	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$64.7	$64.7	—%
Short-term investments	288.7	269.3	7.2
Long-term investments	172.8	124.8	38.5
Total unrestricted cash	526.2	458.8	14.7
Debt
Current maturities of long-term debt, net of related costs	88.2	86.2	2.3
Long-term debt, net of current maturities and related costs	715.4	722.0	(0.9)
Total debt	803.6	808.2	(0.6)
Total Allegiant Travel Company shareholders’ equity	$503.1	$473.6	6.2%

Summary Cash Flow

	Three Months Ended March 31,
Unaudited (millions)	2017	2016	Change
Cash provided by operating activities	$147.0	$160.4	(8.4)%
Purchase of property and equipment, including capitalized interest*	(58.5)	(71.7)	(18.4)
Repurchase of common stock	(4.9)	(55.6)	(91.2)
Cash dividends paid to shareholders	(11.7)	(32.8)	(64.3)
Proceeds from the issuance of long-term debt	22.0	28.0	(21.4)
Principal payments on long-term debt	(26.4)	(18.7)	41.2%
* Includes aircraft pre-delivery deposits.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended March 31,
Return on capital calculation (millions)	2017	2016
Net income attributable to Allegiant Travel Company	$189.2	$227.5
Income tax	108.0	132.7
Interest expense	30.0	26.9
Less interest income	(3.7)	(1.8)
	323.5	385.3

Interest income	3.7	1.8
Tax rate	36.3%	36.8%
Numerator	208.4	244.6

Total assets as of prior March 31	1,406.7	1,299.3
Less current liabilities as of prior March 31	425.0	394.3
Plus short term debt as of prior March 31	79.8	60.8
Denominator	1,061.5	965.8
Return on capital employed	19.6%	25.3%